EXHIBIT 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is by and between Unico American Corporation (“Company”) and Cary L. Cheldin (“Emp1oyee”):

A. Paragraph 3.1 of the Employment Agreement between the Company and Employee which was effective as of December 15, 2007 and amended effective April 1, 2009 is amended in its entirety to read as follows:

3.1. SALARY.  As compensation for the services provided by Employee under this Agreement, Company will pay Employee an annual salary of no less than $315,000 payable in accordance with Company’s usual payroll procedures.  The annual salary shall be subject to increase from time to time at the discretion of the Board of Directors of Company.

B. Paragraph 6 of the Employment Agreement between the Company and Employee which was effective as of December 15, 2007 and amended effective April 1, 2009 is amended in its entirety to read as follows:

6. TERM/TERMINATION.  Employee’s employment under this Agreement shall be for a term beginning on January 1, 2010 and ending December 31, 2014. Notwithstanding the foregoing, this Agreement may be terminated at any time by Company for Cause or by Employee for other than breach of this Agreement by the Company upon thirty days written notice.  This Agreement may also be terminated by Company without Cause upon thirty days written notice or by the Employee at any time on account of the breach of this Agreement by Company; however, in either of such events, subject to the limitation described in Section 3.6, the Company shall pay Employee, as and in the manner provided in Section 3.4, all salary, bonuses and benefits as provided herein for the remainder of the term of this Agreement.

C. This Amendment is effective January 1, 2010.

D. All other terms and conditions of the Employment Agreement remain unchanged.

COMPANY:
Unico American Corporation

By: /s/ Lester A. Aaron                                                             Date: March 26, 2010
Lester A. Aaron, Treasurer & Chief Financial Officer

EMPLOYEE:

/s/ Cary L. Cheldin                                                                      Date: March 26, 2010
Cary L. Cheldin